                                                                    Exhibit 4.30

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 4:30 P.M. (VANCOUVER TIME) ON OR BEFORE SEPTEMBER 23, 2005.

WITHOUT THE PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JULY 24, 2004.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JULY 24, 2004.

THE WARRANTS REPRESENTED HEREBY AND THE COMMON SHARES ISSUABLE UPON EXERCISE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THESE WARRANTS MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IN A TRANSACTION OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN CONNECTION WITH ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THERE MUST BE FURNISHED TO THE CORPORATION A WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA AND, IN CONNECTION WITH ANY SALE OF SUCH WARRANTS PURSUANT TO THE FOREGOING CLAUSE (B) AT A TIME WHEN THE CORPORATION IS A "FOREIGN ISSUER" AS DEFINED IN RULE 902 UNDER THE U.S. SECURITIES ACT, THE LEGEND MAY BE REMOVED BY PROVIDING A DECLARATION TO THE CORPORATION'S TRANSFER AGENT IN SUCH FORM AS THE CORPORATION MAY REASONABLY PRESCRIBE, TO THE EFFECT THAT THE SALE OF THE WARRANTS IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

                               WARRANT CERTIFICATE

                         SPECTRUM SIGNAL PROCESSING INC.
                     (Incorporated under the laws of Canada)



WARRANT                                ________ WARRANTS, each entitling the
CERTIFICATE NO. ___                    holder to acquire, subject to adjustment
                                       and without payment of any additional
                                       consideration, one Common Share at a
                                       price of Cdn.$1.50 per share for each
                                       whole Offered Warrant represented hereby.

         THIS IS TO CERTIFY THAT _______________________________________

(hereinafter referred to as the "holder") is entitled to acquire in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 4:30 p.m. (Vancouver time) (the "Expiry Time") on September 23, 2005 (the "Expiry Date"), one fully paid and non-assessable common share ("Common Share") without nominal or par value of SPECTRUM SIGNAL PROCESSING INC. (the "Corporation"), as such shares were constituted on March 23, 2004 at an exercise price of Cdn.$1.50, subject to adjustment as described below (the "Exercise Price") for each Offered Warrant represented hereby.

         The Offered Warrants represented by this certificate are issued under and pursuant to an Offered Warrant Indenture (hereinafter referred to as the "Indenture") made as of March 23, 2004 between the Corporation and Computershare Trust Company of Canada (the "Trustee"). Reference is made to the Indenture and any instruments supplemental thereto for a full description of the rights of the holders of the Offered Warrants and the terms and conditions upon which the Offered Warrants are, or are to be, issued and held, with the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth. By acceptance hereof, the holder assents to all provisions of the Indenture. In the event of a conflict between the provisions of this Offered Warrant Certificate and the Indenture, the provisions of the Indenture shall govern. Capitalized terms used in the Indenture have the meaning herein as therein, unless otherwise defined.

         The right to acquire Common Shares may be exercised by the holder within the time set forth above by:

  (a) duly completing and executing the Offered Warrant Exercise Form attached hereto; and

  (b) surrendering this Offered Warrant Certificate to the Trustee together with a certified cheque, bank draft or money order, in lawful money of Canada payable to or to the order of the Corporation at par at the principal offices of the Trustee in the cities of Calgary or Toronto or Vancouver for the Exercise Price for the Common Shares subscribed for.

         These Offered Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee at either office referred to above.

         Upon surrender of these Offered Warrants, the person or persons in whose name or names the Common Shares issuable upon exercise of the Offered Warrants are to be issued shall be deemed for all purposes (except as provided in the Indenture) to be the holder or holders of record of such Common Shares and the Corporation has covenanted that it will (subject to the provisions of the Indenture) cause a certificate or certificates representing such Common Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Offered Warrant Exercise Form within three (3) Business Days of the receipt of this Offered Warrant Certificate, the Exercise Price and the Offered Warrant Exercise Form duly completed.

         The registered holder of these Offered Warrants may acquire any lesser number of Common Shares than the number of Common Shares which may be acquired for the Offered Warrants represented by this Offered Warrant Certificate. In such event, the holder shall be entitled to receive a new Offered Warrant Certificate for the balance of the Common Shares which may be acquired. Any fractional entitlements will be rounded down to the nearest whole number.

         These Offered Warrants and the Common Shares issuable upon exercise of the Offered Warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). These Offered Warrants may be offered, sold, pledged or otherwise transferred only (A) to the Corporation, (B) in a transaction outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act, or (C) in a transaction exempt from the registration requirements under the U.S. Securities Act and any applicable state securities laws. In connection with any transfer pursuant to the foregoing clause (C), there must be furnished to the Corporation a written opinion of counsel reasonably acceptable to the Corporation to the effect that such transfer is exempt from the regulation requirements of all applicable United States federal and state securities laws. Any person in the United States or "U.S. person" as defined in Regulation S under the U.S. Securities Act, that transfers Offered Warrants outside the United States in accordance with Rule 904 of Regulation S must execute a Declaration in the form attached hereto as Exhibit A to this Offered Warrant Certificate. A Offered Warrantholder that either (i) is at the time of exercise of these Offered Warrants in the United States, (ii) is a "U.S. person" as defined in Regulation S under the U.S. Securities Act, or (iii) that executes or delivers the Offered Warrant Exercise Form in the United States, must sign and deliver a letter in the form attached hereto as Exhibit B to the Offered Warrant Certificate.

         In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Corporation, including any amalgamation, merger or arrangement, an adjustment shall be made to the terms of the Offered Warrants such that the holders of Offered Warrants shall, upon exercise of the Offered Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Offered Warrants immediately prior to the occurrence of those events, provided that no fractional shares will be issued. The Indenture also provides that the exercise price per Common Share is subject to adjustment in certain events.

         The registered holder of this Offered Warrant Certificate may, at any time prior to the Expiry Time, upon surrender hereof to the Trustee at its principal offices in the cities of Calgary or Toronto or Vancouver, exchange this Offered Warrant Certificate for other Offered Warrant Certificates entitling the holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Offered Warrant Certificate.

         The holding of the Offered Warrants evidenced by this Offered Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in the Indenture and in this Offered Warrant Certificate.

         The Indenture provides that all holders of Offered Warrants shall be bound by any resolution passed at a meeting of the holders held in accordance with the provisions of the Indenture and resolutions signed by the holders of Offered Warrants entitled to acquire a specified majority of the Common Shares which may be acquired pursuant to all then outstanding Offered Warrants.

         The Offered Warrants evidenced by this Offered Warrant Certificate may be transferred on the register kept at the offices of the Trustee by the registered holder hereof or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon compliance with the conditions prescribed in the Indenture and upon compliance with such reasonable requirements as the Trustee may prescribe.

         This Offered Warrant Certificate shall not be valid for any purpose whatever unless and until it has been certified by or on behalf of the Trustee.

         Time shall be of the essence hereof.

         IN WITNESS WHEREOF the Corporation has caused this Offered Warrant Certificate to be signed by its duly authorized officer as of March 23, 2004.


                                                 SPECTRUM SIGNAL PROCESSING INC.


                                                 Per:  /s/ Pascal Spothelfer
                                                       -------------------------

Certified by:
COMPUTERSHARE TRUST COMPANY OF CANADA
Trustee

By: /s/ Nicole Clement
    -------------------------------------

                              TRANSFER OF WARRANTS


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ___________________________________________ [NAME AND ADDRESS OF TRANSFEREE],
___________________________________________ [NUMBER OF OFFERED WARRANTS] Offered
Warrants of SPECTRUM SIGNAL PROCESSING INC. registered in the name of the undersigned on the records of Computershare Trust Company of Canada represented by the Offered Warrant Certificate attached and irrevocably appoints Computershare Trust Company of Canada the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.


         The undersigned hereby certifies the following (CHECK ONE AND ONLY ONE OF THE FOLLOWING BOXES THAT IS APPLICABLE):

         A. [ ] that the transfer of these securities is not being made to, and the offer of these securities was not made to, a person in the United States or a U.S. Person, as such terms are defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")

         B. [ ] that the transfer of these securities is being made in accordance with, and pursuant to, an exemption from registration under the U.S. Securities Act and any applicable state securities laws.


         DATED the _____ day of ______________, 200__



----------------------------------    ------------------------------------------
Signature Guaranteed                  (Signature of Offered Warrantholder)


                                      ------------------------------------------
                                      Name of Offered Warrantholder


                                      ------------------------------------------
                                      Address of Offered Warrantholder


Instructions:

1. Signature of the Offered Warrantholder must be the signature of the person appearing on the face of this Offered Warrant Certificate.

2. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

3. The signature on the Transfer Form must be guaranteed by a Schedule A major chartered bank/trust company, or a member of an acceptable Medallion Guarantee Program. The guarantor must affix a stamp bearing the actual words "Signature Guaranteed". Please note signature guarantees are not accepted from Treasury Branches or Credit Unions unless they are members of the Stamp Medallion Program. Please note that in the United States, signature guarantees must be done by members of the Medallion Signature Guarantee Program only.

4. If the Offered Warrant Certificate contains a restrictive legend relating to the U.S. Securities Act and Box A above is checked, this transfer form must be accompanied by a completed and executed declaration for removal of legend in the form attached as Exhibit A to the Offered Warrant Certificate.

5. If Box B above is checked, Spectrum Signal Processing Inc. must be provided a written opinion of legal counsel reasonably satisfactory to Spectrum Signal Processing Inc. to the effect that the proposed transfer may be effected without registration under the U.S. Securities Act and any applicable state securities laws. In connection with any such proposed transfer of the Offered Warrants, Spectrum Signal Processing Inc. may request such further information as may be necessary to determine whether such transfers are being made: (i) to "accredited investors" as such terms is defined in Regulation D under the U.S. Securities Act; (ii) in accordance with, and pursuant to, an exemption from registration under the U.S. Securities Act and any applicable state securities laws and (iii) otherwise in compliance with applicable securities laws.

                                  EXERCISE FORM


TO:                     SPECTRUM SIGNAL PROCESSING INC. (The "Corporation")
AND TO:                 Computershare Trust Company of Canada (The "Trustee")
DELIVER TO:             100 University Avenue
                        8th Floor
                        Toronto, Ontario  M5J 2Y1
                        or
                        Suite 710, Western Gas Tower 530 - 8th Avenue S.W.
                        Calgary, Alberta T2P 3S8
                        or
                        510 Burrard Street
                        2nd Floor
                        Vancouver, British Columbia V6C 3B9
                        or
                        1500 University Street
                        7th Floor
                        Montreal Quebec H3A 3S8

         The undersigned hereby exercises the right to acquire Common Shares of SPECTRUM SIGNAL PROCESSING INC. as constituted on March 23, 2004 (or such number of other securities or property to which such Offered Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referred to in the accompanying Offered Warrant Certificate) in accordance with and subject to the provisions of such Indenture.


   The Common Shares (or other securities or property) are to be issued as follows:

   Name: _______________________________________________________________________

          (print clearly)

   Address in full: ____________________________________________________________

   _____________________________________________________________________________

   Social Insurance Number: ____________________________________________________

   Number of Common Shares: ____________________________________________________

   Note: If further nominees intended, please attach (and initial) schedule giving these particulars.

   The undersigned holder hereby represents and certifies as follows (CHECK ONE AND ONLY ONE OF THE FOLLOWING BOXES THAT IS APPLICABLE):

   A. [ ] The undersigned holder (i) at the time of exercise of these Offered Warrants is not in the United States; (ii) is not a "U.S. person" as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and is not exercising these Offered Warrants on behalf of a "U.S. person," or a person in the United States, and (iii) did not execute or deliver this Offered Warrant Exercise Form in the United States.

   B. [ ] The undersigned holder is either: (A) an Original U.S. Purchaser, as such term is defined in the Indenture, and each representation, warranty and covenant made by the undersigned in the Subscription Agreement entered into by and between the undersigned and the Corporation, pursuant to which the undersigned purchased Units is true and correct as of the date hereof, or (B) a U.S. person, or a person in the United States, that has acquired these Offered Warrants in a transaction exempt from registration under the U.S. Securities Act where such transfer was in compliance with the Indenture and any applicable state securities laws and has signed and delivered a letter in the form attached hereto as Exhibit B to the Offered Warrant Certificate.


   Dated this ______ day of _____________ , 200___



________________________________       _________________________________________
Signature Guaranteed                   (Signature of Offered Warrantholder)


                                       _________________________________________
                                       Print full name

                                       _________________________________________


                                       _________________________________________
                                       Print full address


Instructions:

1. The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Offered Warrant Certificate representing the Offered Warrants being exercised together with the exercise price to Computershare Trust Company of Canada at its principal offices at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, Suite 710 Western Gas Tower, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8, 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B9 or 1500 University Street, 7th Floor, Montreal Quebec H3A 3S8 Certificates for Common Shares will be delivered or mailed within three (3) business days after the exercise of the Offered Warrants.

2. If the Offered Warrant Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate the signature of such holder must be guaranteed by a Schedule A major chartered bank/trust company, or a member of an acceptable Medallion Guarantee Program. The guarantor must affix a stamp bearing the actual words "Signature Guaranteed". Please note signature guarantees are not accepted from Treasury Branches or Credit Unions unless they are members of the Stamp Medallion Program. Please note that in the United States, signature guarantees must be done by members of the Medallion Signature Guarantee Program only.

3. If the Offered Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

4. Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box B above is checked.

5. If Box B above is checked, the certificate representing the Common Shares will bear a legend in the form set forth in the Indenture restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

                                    EXHIBIT A

                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:      COMPUTERSHARE TRUST COMPANY OF CANADA
         as registrar and transfer agent for Common Shares and Offered Warrants of SPECTRUM SIGNAL PROCESSING INC.

The undersigned (a) acknowledges that the sale of the securities of SPECTRUM SIGNAL PROCESSING INC. (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of The Toronto Stock Exchange or the TSX Venture Exchange or any other designated offshore securities market as defined in Regulation S under the 1933 Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.

Dated:   _____________________

                                                  ______________________________
                                                  Name of Seller

                                                  By: __________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT B

                        FORM OF LETTER TO BE DELIVERED BY
            ORIGINAL U.S. PURCHASER UPON EXERCISE OF OFFERED WARRANTS

SPECTRUM SIGNAL PROCESSING INC.
One Spectrum Court, Suite 200, 2700 Production Way
Burnaby, British Columbia
V5A 4X1

- and to -

Computershare Trust Company of Canada as registrar and transfer agent 510 Burrard Street
Vancouver, British Columbia
V6C 3B9

Dear Sirs:

         We are delivering this letter in connection with the purchase of common shares (the "Shares") of SPECTRUM SIGNAL PROCESSING INC., a corporation incorporated under the laws of Canada (the "Corporation"), upon the exercise of warrants of the Corporation ("Offered Warrants") issued pursuant to an Indenture, dated as of March 23, 2004, between the Corporation and Computershare Trust Company of Canada.

         We hereby confirm that:

         (a) we are an "accredited investor" within the meaning of Rule 501 of Regulation D under the United States Securities Act of 1933 (the "U.S. Securities Act");

         (b)      we are purchasing the Shares for our own account;

         (c) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Shares;

         (d) we are not acquiring the Shares with a view to distribution thereof or with any present intention of offering or selling any of the Shares, except (i) to the Corporation, (ii) outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act or (iii) in a transaction exempt from the registration requirements under the U.S. Securities Act and any applicable state securities laws, provided that in connection with any transfer referred to in clause (iii), a written opinion of counsel reasonably acceptable to the Corporation to the effect that such transfer is exempt from the regulation requirements of all applicable United States federal and state securities laws will be provided to the Corporation;

         (e) we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to purchase the Shares; and

         (f) we acknowledge that we are not purchasing the Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

         We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of U.S. Securities Act and that the Shares have not been and will not be registered under the U.S. Securities Act. We further understand that any Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph (d) above.

         We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.


                                           _____________________________________
                                           (Name of Purchaser)


                                           By:  ________________________________
                                                Name:
                                                Title:

                                                Address: